UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 GSK Drive Moon Township, Pennsylvania		15108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 787-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2017, Kuraray Co., Ltd. (“Kuraray”), Kuraray Holdings U.S.A., Inc., a direct wholly owned subsidiary of Kuraray (“Parent”), KJ Merger Sub, Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”), and Calgon Carbon Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company to be the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Company common stock will be automatically converted into the right to receive cash in an amount equal to $21.50, except for each outstanding share of Company common stock held in treasury by the Company or owned directly or indirectly by Kuraray, which will no longer be outstanding and will automatically be canceled and retired and will cease to exist and except for shares in respect of which dissenters’ rights are validly asserted.

The parties are targeting a closing by the end of December 2017, which will be subject to the satisfaction or waiver of certain customary closing conditions, including, among other things: (1) the approval of the Merger Agreement by the Company’s stockholders; (2) the absence of certain legal impediments preventing the consummation of the Merger; (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other competition laws; (4) the approval of the Merger by the Committee on Foreign Investment in the United States; (5) the expiration or waiver by the United States Department of State of the applicable prior notice period under the agency’s International Traffic in Arms Regulations; and (6) the accuracy of the representations and warranties of the parties and the compliance of the parties with their respective covenants, subject to customary qualifications including with respect to materiality.

Each of the Company, Kuraray, Parent and Merger Sub has made certain customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants and agreements include, among other things: (1) subject to certain conditions, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger; and (2) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Merger Agreement. The Merger Agreement contains certain termination rights for both the Company and Kuraray. The Merger Agreement further provides that in certain circumstances, including if the Company terminates the Merger Agreement in order to enter into an alternative transaction, the Company would be required to pay Parent a termination fee of $33,200,000. As soon as practicable after the Merger, Kuraray will take the necessary actions to delist the Company’s common stock from the New York Stock Exchange and to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Merger Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Merger Agreement is not intended to be a source of factual, business, or operational information about the parties. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants, or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Second Amendment to First Amended and Restated Credit Agreement

On September 21, 2017, the Company entered into a Second Amendment to the First Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Company, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent (“PNC”), which amended that certain First Amended and Restated Credit Agreement by and among the Company, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC, dated as of October 4, 2016, as amended by the First Amendment to the Amended Restated Credit Agreement, dated as of February 23, 2017 (as further amended, modified, supplemented, or restated from time to time, the “Credit Agreement”) to clarify in the Credit Agreement the definition of a “Change of Control” in order to avoid a potential technical default under the Credit Agreement that may otherwise have been triggered by the Company’s entry into the Merger Agreement.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 20, 2017, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Amended and Restated By-Laws of the Company (the “By-Laws”), which became effective immediately. The Amendment added a new Article X to the By-Laws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum and jurisdiction for certain legal actions involving the Company will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court within the State of Delaware).

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01	Other Events

On September 21, 2017, the Company issued a joint press release announcing the entry into the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to the Company or Kuraray, their respective management or the proposed Merger between the Company and Kuraray, involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Neither the Company nor Kuraray undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. Statements that use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: the failure to obtain governmental approvals of the Merger on the proposed terms and schedule, and any conditions imposed on the Company, Kuraray or the combined company in connection with consummation of the Merger; the failure to obtain approval of the Merger by the stockholders of the Company and the failure to satisfy various other conditions to the closing of the Merger contemplated by the Merger Agreement; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the Merger; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; the ability to compete with others in the industries in which the Company or Kuraray operate; the effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located; matters relating to operating facilities; the effect and costs of claims (known or unknown) relating to litigation and environmental remediation; the ability to develop and further enhance technology and proprietary know-how; the ability to attract and retain key personnel; disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; changes in the economic climate in the markets in which the Company or Kuraray own and operate their respective businesses; the overall level of economic activity; the availability of consumer credit and mortgage financing, unemployment rates and other factors; the Company’s ability to successfully integrate the November 2, 2016 acquisition of the assets and business of the wood-based activated carbon, reactivation, and mineral-based filtration media of CECA and achieve the expected results of the acquisition, including any expected synergies and the expected future accretion to earnings; changes in, or delays in the implementation of, regulations that cause a market for the Company’s or Kuraray’s products; the Company’s or Kuraray’s ability to successfully type approve or qualify its products to meet customer and end market requirements; changes in competitor prices for products similar to the Company’s or Kuraray’s; higher energy and raw material costs; costs of imports and related tariffs; unfavorable weather conditions and changes in market prices of natural gas relative to prices of coal; changes in foreign currency exchange rates and interest rates; changes in corporate income and cross-border tax policies of the United States and other countries; labor relations; the availability of capital and environmental requirements as they relate to both the Company’s or Kuraray’s operations and to those of the Company’s or Kuraray’s customers; borrowing restrictions; the validity of and licensing restrictions on the use of patents, trademarks and other intellectual property; pension costs; the results of litigation involving the Company or Kuraray; information security breaches and other disruptions that could compromise the Company’s or Kuraray’s information and expose the Company or Kuraray to business interruption, increased costs, liability and reputational damage; and additional risks associated with the conduct of the Company’s or Kuraray’s business, such as failure to achieve expected results and the risks that are described from time to time in the Company’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017.

Additional Information and Where to Find It

In connection with the proposed Merger, a preliminary proxy statement on Schedule 14A will be filed with the SEC. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of the Company holding shares as of the record date, which has not been set at this time. Investors and securityholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or from the Company at the “Investors” section of its website, accessible via http://www.calgoncarbon.com/, or by contacting Dan Crookshank, Director – Investor Relations and Treasurer, at (412) 787-6795.

Participants in Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning such participants is set forth in the proxy statement, filed with the SEC on Schedule 14A on March 23, 2017, for the Company’s 2017 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed Merger will be included in the proxy statement in respect of the proposed Merger (and other relevant materials) to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 21, 2017, by and among Kuraray Co., Ltd., Kuraray Holdings U.S.A., Inc., KJ Merger Sub, Inc. and Calgon Carbon Corporation.*

3.1	Amendment to the Amended and Restated By-Laws of Calgon Carbon Corporation.

10.1	Second Amendment to First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, the other Borrowers party thereto, the Guarantor party thereto, the Lenders party thereto, and PNC Bank, National Association as Administrative agent, dated September 21, 2017.

99.1	Press Release announcing the Agreement and Plan of Merger.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 21, 2017, by and among Kuraray Co., Ltd., Kuraray Holdings U.S.A., Inc., KJ Merger Sub, Inc. and Calgon Carbon Corporation.*

3.1	Amendment to the Amended and Restated By-Laws of Calgon Carbon Corporation.

10.1	Second Amendment to First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, the other Borrowers party thereto, the Guarantor party thereto, the Lenders party thereto, and PNC Bank, National Association as Administrative agent, dated September 21, 2017.

99.1	Press Release announcing the Agreement and Plan of Merger.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

September 21, 2017	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Senior Vice President, General Counsel and Secretary